Exhibit 10.5

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “First Amendment”) is dated as of June 28, 2021, and is by and between NITROGEN PROPCO 2020, L.P., a Delaware limited partnership (“Landlord”), and ATHIRA PHARMA, INC., a Delaware corporation (“Tenant”).

r e c i t a l s :

A.Landlord (as successor-in-interest to North Creek Parkway Center Investors, LP, a California limited partnership) and Tenant are parties to that certain Lease, dated July 20, 2020 (the “Lease”), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord approximately 19,326 rentable square feet consisting of (a) approximately 11,163 rentable square feet of space commonly known as Suite 104 (“Suite 104”), (b) approximately 6,169 rentable square feet of space commonly known as Suite 110 (“Suite 110”), and (c) approximately 1,994 rentable square feet of space commonly known as Suite 120 (“Suite 120” and, together with Suites 104 and 110, the “Premises”), all of which are located at that certain building designated as Building 5 located at 18706 North Creek Parkway, Bothell, Washington 98021 (the ”Building”).

B.Landlord and Tenant desire to amend the Lease upon and subject to the terms set forth in this First Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Landlord and Tenant, the parties agree as follows.

1.Defined Terms.  Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have the same meaning as they are given in the Lease.

2.Confirmation of Lease Term Dates.  Tenant hereby acknowledges and agrees that Tenant has accepted possession of the Premises and currently occupies Suite 104 (but has yet to occupy Suites 110 and 120).  The Commencement Date of the Lease with respect to Suite 104 was September 1, 2020; the Commencement Date of the Lease with respect to Suite 110 was March 1, 2021; and the Commencement Date of the Lease with respect to Suite 120 was May 1, 2021.  The expiration date of the Lease is August 31, 2027.

3.Tenant Work Letter.  The first paragraph of Section 1 of the Tenant Work Letter attached to the Lease as Exhibit B is hereby amended and restated in its entirety as follows:

“Landlord agrees to provide Tenant with the Tenant Improvement Allowance set forth in Section 12 of the Summary (the “Allowance”) for the design, planning and construction of certain Tenant Improvements (as defined below). The Allowance must be used by Tenant with respect to each portion of the Premises, if at all, by May 1, 2022, and any unused portion of the Allowance outstanding as of such date shall be retained by Landlord.”

NORTH CREEK PARKWAY CENTER [Labels & Lists, Inc.]

4.Suite 104 Tenant Improvement Allowance.  Tenant hereby acknowledges and agrees that Tenant has used the entirety of its allocated Tenant Improvement Allowance with respect to Suite 104 and Landlord shall not be obligated to provide or pay for any additional improvement work or services related to the improvement of Suite 104.  The remaining Tenant Improvement Allowance may be allocated between Suite 110 and Suite 120 in Tenant’s sole discretion.

5.No Other Modifications.  Except as otherwise provided herein, all other terms and provisions of the Lease shall remain in full force and effect, unmodified by this First Amendment.

6.Counterparts.  This First Amendment may be executed in any number of original counterparts.  Any such counterpart, when executed, shall constitute an original of this First Amendment, and all such counterparts together shall constitute one and the same First Amendment.

7.Conflict.  In the event of any conflict between the Lease and this First Amendment, this First Amendment shall prevail.

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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

LANDLORD:

NITROGEN PROPCO 2020, L.P., a Delaware limited partnership

By: NITROGEN DEBT HOLDINGS GENPAR, LLC, its General Partner

By: NITROGEN JV 2020, LLC, its Sole Member

By: WTP NORTH CREEK, LLC, its Administrative Member

By:	/s/ Jeremy Dorsett
	Name:	Jeremy Dorsett
	Title:	Vice President

TENANT:

ATHIRA PHARMA, INC., a Delaware corporation

By:	/s/ Glenna Mileson
	Name:	Glenna Mileson
	Title:	Chief Financial Officer

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LANDLORD ACKNOWLEDGMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 28 day of June, 2021, before me personally appeared Jeremy Dorsett, to me known to be the Vice President of WTP NORTH CREEK, LLC, a Delaware limited liability company, the limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument on behalf of said limited liability company.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Lauren Kingston
Notary Public in and for the State of Washington, residing at Seattle
My commission expires October 9, 2024

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TENANT ACKNOWLEDGMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 23 day of June, 2021, before me personally appeared Glenna Mileson, to me known to be the Chief Financial Officer of ATHIRA PHARMA, INC., a Delaware corporation, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument on behalf of said limited liability company.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Deanna Guffey
Notary Public in and for the State of Washington, residing at Seattle
My commission expires November 13, 2024

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